UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2021

Green Hygienics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13795 Blaisdell Place, Suite 202, Poway, CA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 802-0299

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 19, 2021, Green Hygienics Holdings, Inc. (the “Company” or “GRYN”), a Nevada corporation, entered into a Letter of Intent (the “LOI”) with Bohemian Beverage Co (“Bohemian”), a privately-held Virginia company. The LOI sets forth the non-binding headline terms of a proposed transaction of either 100% of the equity of Bohemian or of their assets will be exchanged for a combination of cash and restricted shares of the Company’s common stock, valued in the aggregate at $15,000,000.

Pursuant to the LOI, the parties have 45 days from the LOI to conduct due diligence on each other and to negotiate and complete a Definitive Agreement, and up to 60 days thereafter to close the transaction. The Definitive Agreement will contain customary representations, warranties, indemnities and other conditions customary in this type of transaction. The Company may form a new wholly owned subsidiary to be part of any transaction with Bohemian.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The LOI is included with this filing only to provide investors with information regarding the terms of the LOI, and not to provide investors with any factual information regarding Bohemian, their respective affiliates or their respective businesses.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Letter of Intent dated April 19, 2021 by and between Green Hygienics Holdings Inc. and Bohemian Beverage Co.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

(Registrant)

Date: April 20, 2021	By:	/s/ Ron Loudoun
Ron Loudoun
President and Chief Executive Officer

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